SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GEN CIGAR HLDG INC A

          GABELLI FUNDS, INC.
               THE GABELLI EQUITY TRUST,INC.
                                 6/08/98           20,000            10.0419
               THE GABELLI CAPITAL ASSET FUND
                                 6/08/98            3,000            10.0500
          GAMCO INVESTORS, INC.
                                 6/10/98           12,000             9.5208
                                 6/08/98            8,000            10.0354
                                 6/05/98           20,000             9.9938
                                 5/22/98            7,000            10.8625
                                 6/09/98           10,000             9.9375
                                 6/08/98           10,000            10.0000
                                 6/08/98           18,500            10.0354
                                 6/05/98           13,000             9.9663
                                 5/22/98            5,000            11.1000
                                 5/22/98            3,000            10.8625


















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.